Exhibit 99.1

NEWS RELEASE

US GOLD PROVIDES MEXICO & NEVADA EXPLORATION UPDATE

DRILLING EXPANDS GOLD MINERALIZATION AT MAGISTRAL MINE

NEW VEINS DELIVER ENCOURAGING RESULTS

Denver, Colorado (May 8, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) is pleased to announce continuing exploration success from the Magistral Mine in Sinaloa State, Mexico. Drilling within the Magistral Mine intersected 0.439 opt (ounces per ton) gold over 40 feet (ft.) [15.03 gpt (grams per tonne) gold over 12.2 meters] within a longer intercept of 0.206 opt gold over 133 ft. (7.04 gpt gold over 40.5 meters). US Gold also wishes to announce that its updated resource estimate for the Tonkin Project in Nevada’s Cortez Trend is nearing completion and is scheduled to be released by the end of May.

NEVADA EXPLORATION

An updated resource estimate for the Tonkin Project, which is located in Nevada’s Cortez Trend and 10 miles (15.5 km) south of Barrick Gold’s Cortez Hills discovery, is expected to be released by the end of May. The updated estimate will incorporate new drilling and geological modeling that was completed between June 2006 and November 2007 and will look to build upon the current 1.4 million ounces of gold resources (Canadian National Instrument 43-101 Measured, Indicated and inferred Resource). Work is also underway on two initial resource estimates for the Gold Bar and Limo properties. These estimates are expected to be completed during the third and fourth quarter.

Now that Nevada’s snow has melted and temperatures are rising, US Gold is preparing for its 2008 exploration program. Work that was undertaken during the winter season has outlined numerous areas on Tonkin, Gold Bar and Limo where US Gold geologists believe the current mineralization can be expanded and new discoveries made.

MAGISTRAL MINE UPDATE

Exploration at the Magistral Mine has been focused on three goals. The first is to core drill in the La Prieta higher grade zone in order to confirm previous drilling and to supply additional information that will be used to determine possible mining and processing methods. The second goal is to expand the envelope of existing gold mineralization in order to increase the current resources of 541,000 ounces of gold (Canadian National Instrument 43-101 Measured and Indicated Resource). And the final goal is to locate and explore new veins within the mine area. Our results suggest we have begun to accomplish all three.

1.              Confirmation Drilling – La Prieta Vein

0.439 opt gold over 40.0 ft. within 0.206 opt gold over 133.0 ft.

The most significant vein within the Magistral Mine is known as La Prieta. In order to confirm previous exploration results and determine possible mining and processing methods, a limited number of core holes were drilled throughout the zone. US Gold’s core drilling successfully confirmed the previous exploration results and the samples will be used to conduct metallurgical studies. Additional testing will also evaluate the rock’s competency in order to determine possible underground mining scenarios.  Significant results are highlighted below:

	Gold		Interval		From	To
Hole #	(opt)	(gpt)	(ft.)	(meters)	(ft.)	(ft.)
MPX-16	0.206	7.04	133.0	40.5	429	562
Including	0.439	15.03	40.0	12.2	487	527
Including	1.17	40.20	5.0	1.5	497	502

MPX-17	0.102	3.51	72.0	21.9	402	474
Including	0.266	9.12	21.0	6.4	427	448

MPX-14	0.063	2.17	148.0	45.1	417	565
Including	0.290	9.92	16.0	4.9	470	486

(opt = ounces per ton, gpt = grams per tonne)

The La Prieta vein, where the high-grade mineralization is located, represents a very small target relative to the whole mine area and adjacent land position. As such, there is adequate area available for similar-size gold deposits to exist elsewhere in or near the mine. Dr. Eric Nelson, a geology professor at Colorado School of Mines, has been employed as a consultant to analyze the structural geological controls in the Magistral district.  The objective of his studies will be to help find other zones similar to the high-grade La Prieta resource.

2.              Expanding The Known Mineralization

Drilling designed to expand the known mineralization targeted the Samaniego Pit. Percussion drilling successfully extended the mineralization by 170 ft. (52 meters) southeast of the previously planned Samaniego Pit outline (Figure 1). These results are important because the new mineralization was found starting at surface and indicate that the zone remains open. Exploration was performed using a percussion drill with a depth capacity of only 6 meters (19.6 ft) in order to test the area’s near surface potential without incurring significant costs. Drilling that will target the potential at depth and to the southeast is ongoing with future drilling planned to the northwest. Results from US Gold’s current drilling are highlighted below:

	Gold		Interval		From	To
Hole #	(opt)	(gpt)	(ft.)	(meters)	(ft.)	(ft.)
SW-42	0.074	2.54	19.6	6.0	0	19.6

SW-26	0.053	1.83	19.6	6.0	0	19.6

SW-88	0.055	1.88	19.6	6.0	0	19.6

SW-89	0.048	1.63	19.6	6.0	0	19.6

SW-56	0.046	1.57	19.6	6.0	0	19.6

SW-111	0.033	1.13	19.6	6.0	0	19.6

SW-70	0.033	1.13	19.6	6.0	0	19.6

3.        New Veins Delivering Good Results

CERRITOS VEIN

The Cerritos vein is located in the southern half of the immediate mine area (Figure 2) and has been traced over approximately 1.2 miles (1.9 km). The vein is outside of Magistral’s current resource estimate and has received limited exploration by previous operators. Early percussion drilling by US Gold successfully intersected encouraging values and is demonstrating the mine’s potential to host economic mineralization in previously unexplored veins. Highlights from the Cerritos area included:

	Gold		Silver		Copper	Zinc	Interval		From	To
Hole #	(opt)	(gpt)	(opt)	(gpt)	(%)	(%)	(ft.)	(meters)	(ft.)	(ft.)
CE56	0.034	1.16	1.29	44.33	0.4	0.4	39.4	12.0	9.8	49.2
Including	0.117	3.96	2.82	96.9	0.6	0.3	9.8	3.0	9.8	19.6

CE57	0.030	1.04	1.21	41.35	0.3	0.2	39.4	12.0	0.0	39.4
Including	0.096	3.30	1.62	55.6	0.2	0.1	9.8	3.0	0.0	9.8

Surface exploration conducted approximately 1,500 ft. (460 meters) to the northeast of the drill holes highlighted above delivered good precious and base metal values (Figure 2). The grab samples were obtained over a surface area of approximately 400 ft. (120 meters) by 100 ft. (30 meters) along surface and inside historical mine workings. Drilling has now commenced and is scheduled to be completed over the following two weeks.

Gold		Silver		Copper	Lead	Zinc
(opt)	(gpt)	(opt)	(gpt)	(%)	(%)	(%)
2.11	72.4	10.60	363	2.0	0.4	—
0.272	9.3	7.83	268	3.6	15.9	9.7
0.625	21.4	8.79	301	2.1	4.6	6.6
0.625	21.4	6.66	228	1.9	5.5	5.2
0.358	12.25	2.70	92.6	1.0	—	—
0.312	10.7	1.97	67.6	0.1	7.4	0.2
0.168	5.77	2.26	77.3	1.8	1.1	0.9
0.093	3.2	0.82	28.1	0.2	1.8	10.2

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and has recently began exploration in Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been prepared under the guidance of Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Magistral Mine and Mexican exploration properties. All samples were analyzed by ALS Chemex.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce.  We use certain terms in this news release, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” and “inferred,” that the SEC guidelines strictly prohibit us from including in our filing with the SEC.  U.S. investors are urged to consider carefully the disclosure in our Form 10-K.

For further information contact:

Ana Aguirre
Manager, Investor Relations
Tel: (647) 258-0395
Toll Free: (866) 441-0690
Fax: (647) 258-0408
info@usgold.com
99 George Street, 3rd Floor
Toronto, ON  M5A 2N4

Figure 1	May 8, 2008

Magistral Mine
Samaniego Pit
Exploration Results
All Drill Results From Surface
Open
SW26 - 0.053 opt Au over 19.6 ft.
SW42 - 0.074 opt Au over 19.6 ft.
SW56 - 0.046 opt Au over 19.6 ft.
SW70 - 0.033 opt Au over 19.6 ft.
SW88 - 0.055 opt Au over 19.6ft.
SW89 - 0.048 opt Au over 19.6 ft.
SW111 - 0.033 opt Au over 19.6 ft.
Open
Legend
Planned Pit Outline
New Drill Results
Future Drilling
0 25 50
Meters
0 75 150
Feet

Figure 2	May 8, 2008

Magistral Mine
Cerritos Vein
Exploration Results
Process Ponds
Process Plant
Leach Pad
Crushing
Legend
Gold Veins In Resource Est.
Gold Veins Outside Resource Est.
Planned Pit Outline
Cerritos Vein (Drill Holes)
CE56 - 0.034 opt Au, 1.29 opt Ag,
0.4% Cu, 0.4% Pb / 39.4 ft
CE57 - 0.030 opt Au, 1.21 opt Ag,
0.3% Cu, 0.2% Pb / 39.4 ft
(Grab Sample)
2.11 opt Au
10.60 opt Ag
2.0% Cu
0.4% Pb
N
0 2000
Feet
0 600
Meters